UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 8, 2008
BIOGEN IDEC INC.
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)

0-19311	33-0112644

(Commission File Number)	(IRS Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (617) 679-2000.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On January 8, 2008, the Board of Directors of Biogen Idec Inc. (the “Company”) elected Nancy L. Leaming to the Board of Directors as a Class 1 director (term expires in 2010), effective immediately. She fills a vacant seat on the Board of Directors. Ms. Leaming will serve as a member of the Finance and Audit Committee of the Board.
     There are no transactions between Ms. Leaming or any member of her immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Ms. Leaming and any other persons or entities pursuant to which Ms. Leaming was appointed as a director of the Company.
     Upon her appointment to the Board, Ms. Leaming was awarded an initial grant of stock options to purchase 35,000 shares of the Company’s common stock, an additional grant of stock options to purchase 2,200 shares of the Company’s common stock and a grant of 850 restricted stock units, each under the 2006 Non-Employee Directors Equity Plan.
SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOGEN IDEC INC.
/s/ Robert A. Licht
Robert A. Licht
Vice President and Assistant Secretary

Date: January 11, 2008